Exhibit 4.4

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER SEPTEMBER 9, 2022.”

“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON IN THE UNITED STATES UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LAW OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” IS AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

NON-TRANSFERABLE SHARE PURCHASE WARRANT

to acquire Shares of Common Stock of

DIRECT COMMUNICATION SOLUTIONS, INC.

(a company incorporated under the laws of Delaware)

THE RIGHT TO PURCHASE SHARES OF COMMON STOCK UNDER THIS WARRANT EXPIRES AT THE CLOSE OF BUSINESS (SAN DIEGO, CALIFORNIA TIME) AT THE PLACE OF EXERCISE ON SEPTEMBER 9, 2024, IN ACCORDANCE WITH THE TERMS OF THIS WARRANT

Warrant Certificate No. 2022-2(1)	CERTIFICATE FOR Shares of Common Stock Purchase Warrants, each whole Share Purchase Warrant entitling the holder thereof to acquire one Share of Common Stock of Direct Communication Solutions, Inc.

THIS IS TO CERTIFY THAT                    (the “holder”) is entitled, upon and subject to the terms and conditions set forth herein and in the Warrant Terms and Conditions hereinafter referred to, to purchase at any time, before the close of business (San Diego, California time) at the place of exercise in San Diego California, on September 9, 2024 (the “Expiry Date”), one fully paid and non-assessable Share of Common Stock (a “Share”) in the capital of Direct Communication Solutions, Inc.. (the “Company”) as constituted on June 05, 1996 for each whole Share Purchase Warrant (collectively, the “Warrants”) by surrendering to the Company at its head office this certificate, with an Exercise Form in the form attached hereto duly completed and executed, accompanied by a certified cheque, bank draft or money order in lawful money payable to or to the order of the Company at par in the City of San Diego, California in an amount equal to the purchase price of the Shares so subscribed for.

Surrender of this certificate and the completed Exercise Form attached hereto and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Company at its head office.

Subject to adjustment thereof in the events and in the manner set forth in the Warrant Terms and Conditions hereinafter referred to, the price payable for each Share upon the exercise of Warrants shall be US$0.86 (CDN$1.10) per Share (the “Exercise Price”). Subject to the following paragraphs, the Exercise Price shall be paid by a certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Company at par in the City of San Diego, California in an amount equal to the purchase price of the Shares so subscribed for. The Exercise Price shall be delivered together with the Exercise Form attached hereto.

Certificates for the Shares subscribed for will be mailed to the persons specified in the Exercise Form attached hereto at their respective addresses specified therein or, if so specified in the Exercise Form, delivered to such persons at the office where this certificate is surrendered. If fewer Shares are purchased than the number that can be purchased pursuant to this certificate, the holder hereof will be entitled to receive without charge a new certificate in respect of the balance of the Shares not so purchased. No fractional Shares will be issued upon exercise of any Warrant.

These Warrants are issued subject to the terms and conditions issued by the Company (the “Warrant Terms and Conditions”) and dated September 9, 2022 attached hereto and the holder may exercise the right to purchase Shares only in accordance with the Warrant Terms and Conditions.

On presentation to the Company at its head office, subject to the provisions of the Warrant Terms and Conditions and on compliance with the reasonable requirements of the Company, one or more certificates representing Warrants may be exchanged for one or more certificates representing Warrants entitling the holder thereof to purchase in the aggregate an equal number of Shares as are purchasable under the Warrant certificate or certificates so exchanged.

Nothing contained in this certificate, the Warrant Terms and Conditions or elsewhere shall be construed as conferring upon the holder hereof any right of interest whatsoever as a holder of Shares or any other right or interest except as herein and in the Warrant Terms and Conditions expressly provided.

The Warrants evidenced by this certificate are issuable only as fully registered Warrants. The Warrants are non-transferable.

Time is of the essence hereof.

This Warrant Certificate will not be valid for any purpose until it has been signed by an authorized signatory of the Company.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be duly signed as of September 9, 2022.

DIRECT COMMUNICATION SOLUTIONS, INC.

By:
Authorized Signatory

EXERCISE FORM

TO:	DIRECT COMMUNICATION SOLUTIONS, INC. (the “Company”)

(1) The undersigned holder of the within Warrant Certificate hereby subscribes for_______________ shares (“Shares”) of the Company (or such number of Shares or other securities or property to which such subscription entitles him or her in lieu thereof or in addition thereto under the provisions of the Warrant Terms and Conditions mentioned in the attached Warrant Certificate) at the price determined under, and on the terms specified in, the Warrant Certificate and Warrant Terms and Conditions and encloses herewith a bank draft, certified cheque or money order payable at par to or to the order of the Company in payment therefor.

(2) The undersigned hereby irrevocably directs that the said Shares be issued and delivered as follows. [Notice to Holders: Shares to be held through a Registered Retirement Savings Plan should be sent directly to the trustee of the plan directly from the Company or such shares will not qualify for inclusion in such a plan.]

Name(s) in Full	Address(es)* (Include Postal Code)	Number(s) of Shares

*Certificates representing Shares will not be registered or delivered to an address in the United States unless Box B or C below is checked.

(3) The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

A.	0 The undersigned holder (i) at the time of exercise of this Warrant is not in the United States, as defined in Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and (ii) is not exercising this Warrant on behalf of a person in the United States; and (iii) did not execute or deliver this Exercise Form in the United States.

B.	0 The holder is a U.S. Purchaser that is an Accredited Investor and is exercising the Warrants on its own behalf and not for the account or benefit of any other person.

C.	0 The undersigned holder has delivered to the Company an opinion of counsel (which will not be sufficient unless it is satisfactory to the Company) to the effect that an exemption from the registration requirements of the Securities Act and applicable state securities laws is available.

The undersigned holder understands that unless Box A above is checked, the certificate representing the Shares will bear a legend restricting transfer without registration under the Securities Act and applicable state securities laws unless an exemption from registration is available.

The undersigned holder understands that even if Box B above is checked, this Warrant may not be exercised by a holder in the United States and no Shares shall be issued to a holder in the United States unless the Shares are registered under the Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available.

If Box C is checked, any opinion tendered must be satisfactory to the Company and the Transfer Agent. Holders planning to deliver an opinion of counsel in connection with the exercise of Warrants should contact the Company in advance to determine whether any opinions to be tendered will be acceptable to the Company.

The undersigned holder understands that if the Shares are to be issued to a person or persons other than the undersigned holder, then the undersigned holder must provide signed documentation authorizing the issuance of the Shares to a person or persons other than the undersigned holder and the signature of the undersigned holder must be signature guaranteed by a Chartered bank or medallion guaranteed by a member of a recognized medallion guarantee program.

(Please print full name in which Share certificates are to be issued. If any Shares are to be issued to a person or persons other than the Warrant holder, the Warrant holder must pay to the Transfer Agent all eligible transfer taxes or other government charges.)

Terms not defined herein shall have the same meanings ascribed to them in the Warrant Certificate and the Warrant Terms and Conditions.

DATED this of	, __________________.

Signature Guaranteed by:	Signature of Subscriber*

Name of Subscriber

Address of Subscriber (include postal code)

*	This signature must correspond exactly with the name appearing on the registration panel.

☐	Please check box if the Share certificates are to be delivered at the office where this Warrant Certificate is surrendered, failing which the certificates will be mailed.

THE RIGHT TO PURCHASE SHARES UNDER THIS WARRANT EXPIRES AT THE CLOSE OF BUSINESS SAN DIEGO, CALIFORNIA TIME AT THE PLACE OF EXERCISE ON SEPTEMBER 9, 2024, IN ACCORDANCE WITH THE TERMS OF THIS WARRANT.

TERMS AND CONDITIONS dated September 9, 2022, attached to the Warrants issued by Direct Communication Solutions, Inc.

ARTICLE ONE - INTERPRETATION

Section 1.01 - Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)	“Accredited Investor” means an “accredited investor” as that term is defined in Rule 501 of Regulation D;

(b)	“Company” means Direct Communication Solutions, Inc. until a successor company will have become such as a result of a consolidation, amalgamation or merger with or into any other company or companies, or as a result of the conveyance or transfer of all or substantially all of its properties and estates as an entirety to any other company and thereafter “Company” will mean successor corporation;

(c)	“Company’s Auditors” means an independent firm of accountants duly appointed as Auditors of the Company;

(d)	“Director” means a Director of the Company for the time being, and reference, without more, to action by the directors means action by the Directors of the Company as a Board, or whoever duly empowered, action by an executive committee of the Board;

(e)	“herein”, “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “Article” and “Section” followed by a number refer to the specified Articles or Section of these Terms and Conditions;

(f)	“person” means an individual, corporation, partnership, trustee or any unincorporated organization and words importing person have a similar meaning;

(g)	“Regulation D” means Regulation D under the U.S. Securities Act;

(h)	“Regulation S” means Regulation S under the U.S. Securities Act;

(i)	“shares” means the common shares in the capital of the Company as constituted at the date hereof and any shares resulting from any subdivision or consolidation of shares;

(j)	“Transfer Agent” means TSX Trust Company at its head office in Vancouver, British Columbia or its successors;

(k)	“United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

(l)	“U.S. Purchaser” means a person that purchased the Warrants in the United States or on behalf of any person in the United States directly from the Company pursuant to a written subscription agreement for the purchase of units;

(m)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(n)	“Warrant Holder” or “Holders” means the holders of the Warrants; and

(o)	“Warrants” means the Warrants of the Company issued and presently authorized, as set out in Section 2.01 hereof and for the time being outstanding.

U.S. Purchasers

Section 1.02 - Gender

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

Section 1.03 - Interpretation not affected by Headings

The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation thereof.

Section 1.04 - Applicable Law

The Warrants will be construed in accordance with the Laws of the Province of British Columbia and the Laws of Canada applicable thereto and will be treated in all respects as British Columbia contracts.

ARTICLE TWO - ISSUE OF WARRANTS

Section 2.01 - Issue of Warrants

Warrants entitling the Holders thereof to purchase that number of shares as specified in the Warrant Certificate are authorized to be issued by the Company.

Section 2.02 - Additional Warrants

The Company may at any time and from time to time issue additional warrants or grant options or similar rights to purchase shares of its capital stock.

Section 2.03 - Warrant to Rank Pari-Passu

All Warrants and additional Warrants, options or similar rights to purchase shares from time to time issued or granted by the Company, will rank pari-passu whatever may be the actual dates of issue or grant thereof, or of the dates of the certificates by which they are evidenced.

Section 2.04 - Issue in substitution for Lost Warrants

(1)	In case a Warrant becomes mutilated, lost, destroyed or stolen, the Company shall authorize and direct the transfer agent to implement and enforce a Blanket Lost Instrument Bond Program, including the Waiver of Probate provision, provided or set out by a national insurance company (collectively, the “Program”). Further, the Company shall authorize the transfer agent to determine the insurance provider for the Program from time to time. The Company, at its discretion, may issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant and the substituted Warrant will be entitled to the benefit hereof and rank equally in accordance with its terms and all other Warrants issued or to be issued by the Company.

(2)	The applicant for the issue of a new Warrant pursuant hereto will bear the cost of the issue thereof and in case of loss, destruction or theft. Before a replacement Warrant certificate shall be issued, the holder of such Warrant certificate must deliver to the transfer agent: (a) evidence satisfactory to the transfer agent of the loss, theft or destruction of such Warrant certificate; and (b) an indemnity bond issued by an insurance company licensed to do business in all provinces of Canada in a form satisfactory to the transfer agent. If the loss or waiver exceeds the limit of the Program, the Company’s written approval will be required before a replacement Warrant certificate shall be countersigned by the transfer agent.

U.S. Purchasers

Section 2.05 - Warrant Holder Not a Shareholder

The holding of a Warrant will not constitute the holder thereof a shareholder of the Company, nor entitle him to any rights or interest in respect thereof except as in the Warrant expressly provided.

ARTICLE THREE - NOTICE

Section 3.01 - Notice to the Holder

Any notice to be given to the Holders will be sent by prepaid registered post and will be deemed to have been received by the Holder on the fourth day following the day of posting of the mailing thereof. Any such notice will be addressed to the Holder at the address of the Holder appearing on the Holder’s Warrant or to such other address as the Holder may advise the Company of by notice in writing.

Section 3.02 - Notice to the Company

Any notice to be given to the Company will be sent by prepaid registered post addressed to the Company at its registered office as defined in the Business Corporations Act (British Columbia) and will be deemed to have been received by the Company on the fourth day following the mailing thereof, provided that if there shall be at the time of mailing or between the time of mailing and the actual receipt of the notice, a labour dispute, slow down, or other disruption which might effect the normal delivery of such notice by mails, then such notice shall only be effective if and when received by the Company.

ARTICLE FOUR - EXERCISE OF WARRANTS

Section 4.01 - Method of Exercise of Warrants

(1)	The right to purchase shares conferred by the warrants may be exercised by the Holder of such Warrant surrendering it, with a duly completed and executed subscription in the form on the reverse of the Warrant certificates and cash or a certified cheque payable to or to the order of the Company, at par in Vancouver, British Columbia, for the purchase price applicable at the time of surrender in respect of the shares subscribed for in lawful money of Canada, to the Transfer Agent at its principal office in the City of Vancouver, British Columbia, or to the Company at its offices.

U.S. Purchasers

(2)	The Warrants and the shares issuable upon exercise thereof have not been registered under the U.S. Securities Act or the securities law of any state of the United States, and the Warrants may not be exercised within the United States or by or on behalf of any person in the United States unless the shares issuable upon the exercise of the Warrants are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available. No exercise of any Warrants shall be effective, and no certificate representing shares shall be issued pursuant to the exercise of Warrants, unless the appropriate box on the Warrant Exercise Form is selected specifying one of the following:

(a)	the holder at the time of exercise of the Warrant is not in the United States, is not exercising the Warrants on behalf of a person in the United States, and did not execute or deliver the Warrant Exercise Form in the United States;

(b)	the holder is a U.S. Purchaser that is an Accredited Investor and is exercising the Warrants on its own behalf and not for the account or benefit of any other person; or

(c)	the holder provides an opinion of counsel of recognized standing in form and substance satisfactory to the Company and the Transfer Agent to the effect that registration under the U.S. Securities Act and applicable state securities laws is not required.

The certificates representing any shares issued in connection with the exercise of Warrants pursuant to clause (b) or (c) of this subsection 4.01(2) shall bear the legend set forth in Section 4.08(3) of these Terms and Conditions. No certificates for shares shall be registered or delivered to an address in the United States unless the holder complies with clause (b) or (c) of this subsection 4.01(2).

(3)	Notwithstanding any provision herein contained to the contrary, the Company shall not be required to deliver certificates for shares to any Warrant Holder who is a resident of the United States if, in the opinion of either counsel to the Transfer Agent or counsel to the Company, any instrument is required to be filed with, or any permission, order or ruling is required to be obtained from, any securities administrator or any other step is required under any federal or state law of the United States before the shares may be issued or delivered, if registration of the shares under the U.S. Securities Act or state law is required, or if in the opinion of counsel to the Company an exemption from registration under the U.S. Securities Act or state law is unavailable. If the shares issuable upon the exercise of the Warrants are not exempt from registration under the U.S. Securities Act or in the states in which the holders of the Warrants reside, the Company will be unable to issue shares to those persons resident in the United States desiring to exercise their Warrants. In such case, Warrant Holders will not be able to receive shares upon exercise of their Warrants and the Company is under no obligation to issue or register the shares in those circumstances.

Section 4.02 - Effect of Exercise of Warrants

(1)	Upon surrender and payment as aforesaid, the shares so subscribed for will be deemed to have been issued and such person or persons will be deemed to have become the holder or holders of record of such shares on the date of such surrender and payment, and such shares will be issued at the subscription price in effect on the date of such surrender and payment and subject to any resale restrictions required under any applicable securities legislation or any applicable stock exchange policies or rules.

(2)	Within ten (10) business days after surrender and payment as aforesaid, the Company will forthwith cause to be delivered to the person or persons in whose name or names the shares so subscribed for are to be issued as specified in such subscription, a certificate or certificates for the appropriate number of shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant surrendered.

Section 4.03 - Subscription for Less than Entitlement

The holder of any Warrant may subscribe for and purchase a number of shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant. In the event of any purchase of a number of common shares less than the number which can be purchased pursuant to a Warrant, the holder thereof upon exercise thereof will in addition be entitled to receive a new Warrant in respect of the balance of the shares which he was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.

U.S. Purchasers

Section 4.04 - Warrants for Fractions of Shares

To the extent that the holder of any Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a common share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which in the aggregate entitle the holder to receive a whole number of such common shares.

Section 4.05 - Expiration of Warrants

After the expiration of the period within which a Warrant is exercisable, all rights thereunder will wholly cease and terminate and such Warrant will be void and of no effect.

Section 4.06 - Time of Essence

Time will be of the essence hereof.

Section 4.07 - Subscription Price

One Warrant and US$0.86 (CDN$1.10) are required to purchase one share of common stock.

Section 4.08 - Transfer Restrictions and Legends

(1)	The Warrantholder understands and acknowledges that the Warrants and the shares issuable upon exercise of the Warrants have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States.

(2)	Each certificate representing Warrants issued to a U.S. Purchaser, and all certificates representing Warrants issued in exchange thereof or in substitution thereof shall bear the following legend:

“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON IN THE UNITED STATES UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LAW OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” IS AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

(3)	Certificates representing shares issued to a U.S. Purchaser upon exercise of Warrants in the United States or by or on behalf of a Person in the United States, and all certificates issued in exchange thereof or in substitution thereof, until such time as it is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. state laws and regulations, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) WITHIN THE UNITED STATES (1) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IFAVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (2) WITH THE PRIOR CONSENT OF THE COMPANY, IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY PRIOR TO SUCH OFFER, SALE OR TRANSFER. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE COMPANY IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM THE COMPANY’S REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN FORM SATISFACTORY TO THE COMPANY AND THE COMPANY’S REGISTRAR AND TRANSFER AGENT TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.”

U.S. Purchasers

provided, that if the shares issuable upon exercise of the Warrants are being sold under clause (B) above at a time when the Company is a “foreign issuer” as defined in Rule 902 under the U.S. Securities Act, the legend may be removed by providing a declaration to the Company and to the Transfer Agent as follows (or as the Company may prescribe from time to time):

“The undersigned acknowledges that the sale of the securities of Direct Communication Solutions, Inc. the “Company to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and certifies that (1) the undersigned is not an “affiliate” of the Company (as that term is defined in Rule 405 under the U.S. Securities Act); (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the TSX Venture Exchange or any other designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.”

provided further, that, if any of the shares issuable upon exercise of the Warrants are being sold pursuant to Rule 144 of the U.S. Securities Act, the legend may be removed by delivery to the Transfer Agent an opinion or other evidence reasonably satisfactory to the Company and the Transfer Agent to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

The Company shall use its reasonable commercial efforts to cause the Transfer Agent to remove such legend, and to deliver a certificate which does not bear such legend, within five business days of the receipt of such a declaration or, in the case of shares being sold pursuant to Rule 144 under the U.S. Securities Act, receipt of the foregoing evidence.

U.S. Purchasers

(4)	The Warrantholder acknowledges that (1) the Warrants are non-transferable, and (2) any share certificate issued with respect to an exercise of Warrants which includes the legend set forth in subsection 4.08(3) above may not be transferred except pursuant to registration or compliance with exemptions therefrom under the U.S. Securities Act and all applicable state securities laws, and the Company shall not register any transfer of the shares so legended unless the transfer documents, with certificate, have been presented to and approved by the Company’s counsel and, in addition to the other requirements set forth herein:

(a)	the transferor has executed and delivered to the Transfer Agent a declaration in the form set forth in subsection 4.08(3) (or as the Company may otherwise prescribe) to the effect that the transfer is being made pursuant to Rule 904 of Regulation S under the U.S. Securities Act, and in such case the share certificate issued to the transferee shall not include the legend set forth in subsection 4.08(3) unless the Company has, prior to the issuance thereof, informed the Transfer Agent that it has ceased to be a “foreign issuer” as defined in Rule 902 under the U.S. Securities Act; or

(b)	the transferor has delivered to the Transfer Agent an opinion of counsel satisfactory to the Transfer Agent and the Company to the effect that the transfer is in compliance with the requirements of the U.S. Securities Act and all applicable state securities laws , and the Company has confirmed in writing to the Transfer Agent that such evidence is satisfactory to the Company, and in such case the share certificate issued to the transferee shall include the legend set forth in subsection 4.08(3) unless such opinion states that the legend is no longer required; or

(c)	the Company has confirmed in writing to the Transfer Agent that it has received other evidence satisfactory to it that the transfer is in compliance with the requirements of the U.S. Securities Act and all applicable state securities laws, and has instructed the Transfer Agent regarding the inclusion or omission of the legend set forth in subsection 4.08(3) on the share certificate issued to the transferee; or

(d)	the transferee is the Company.

Section 4.09 - Adjustment of Exercise Price

The exercise price and the number of common shares deliverable upon the exercise of the Warrants will be subject to adjustment in the event and in the manner following:

(1)	If and whenever the shares at any time outstanding are subdivided into a greater or consolidated into a lesser number of shares the exercise price will be decreased or increased proportionately as the case may be; upon any such subdivision or consolidation the number of shares deliverable upon the exercise of the Warrants will be increased or decreased proportionately as the case may be.

U.S. Purchasers

(2)	(a)	In case of any reorganization or of any reclassification of the capital of the Company or in the case of consolidation, merger or amalgamation of the Company with or into any other Company (hereinafter collectively referred to as a “Reorganization”), each Warrant will after such Reorganization confer the right to purchase the number of shares or other securities of the Company (or of the Company resulting from such Reorganization) which the Warrant Holder would have been entitled to upon Reorganization if the Warrant Holder had been a shareholder at the time of such Reorganization.

(b)	In any such case, if necessary, appropriate adjustments will be made in the application of the provisions of this Article 4 relating to the rights and interest thereafter of the holders of the Warrants so that the provisions of this Article will be made applicable as nearly as reasonable possible to any shares or other securities deliverable after the Reorganization on the exercise of the Warrants.

(c)	The subdivision or consolidation of shares at any time outstanding into a greater or lesser number of shares (whether with or without par value) will not be deemed to be a Reorganization for the purposes of this paragraph 2.

(3)	The adjustments provided for in this Section are cumulative and will become effective immediately after the record date for or, if no record date is fixed, the effective date of the event which results in such adjustments.

Section 4.10 - Determination of Adjustments

If any questions will at any time arise with respect to the exercise price or any adjustment provided for in Section 4.08, such question will be conclusively determined by the Company’s Auditors, or, if they decline to so act any other firm of Chartered Accountants in Vancouver, British Columbia, that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and the holders of the Warrants.

ARTICLE FIVE - COVENANTS BY THE COMPANY

Section 5.01 - Reservation of Shares

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of shares to satisfy the rights of purchase provided for herein and in the Warrants should the holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all shares which they are or may be entitled to purchase pursuant thereto and hereto.

Section 5.02 - Company may Purchase

The Company may from time to time offer to purchase and purchase, for cancellation only, any Warrants in such manner, from such persons and on such terms and conditions as it determines.

ARTICLE SIX - WAIVER OF CERTAIN RIGHTS

Section 6.01 - Immunity of Shareholders, etc.

The Warrant Holder, as part of the consideration for the issue of the Warrants, waives and releases and will not have any rights, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer (as such) of the Company for the issue of shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Company herein contained or in the Warrant.

ARTICLE SEVEN - MODIFICATION OF TERMS, MERGER, SUCCESSORS

Section 7.01 - Modification of Terms and Conditions for Certain Purposes

From time to time the Company may, subject to the provisions of these Terms and Conditions, modify the Terms and Conditions herein for the purpose of correction or rectification of any ambiguities, defective provisions, errors or omissions herein.

Section 7.02 - Transferability

The Warrant and all rights attached to it are non-transferable.

U.S. Purchasers